UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)	Indenture

On December 20, 2012, NewMarket Corporation, a Virginia corporation (the “Company”), issued $350,000,000 aggregate principal amount of 4.100% senior notes due 2022 (the “Notes”) pursuant to an indenture, dated December 20, 2012 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture permits the Company to issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest payment date (the “Additional Notes”). Any Additional Notes will be part of the same issue as the Notes that were issued on December 20, 2012, and holders of Additional Notes will have the right to vote together with holders of the Notes issued on December 20, 2012 as one class.

The Indenture governing the Notes contains covenants that, among other things, limit the Company’s and its subsidiaries’ ability to create or permit to exist liens, enter into sale-leaseback transactions and sell all or substantially all of the Company’s assets or consolidate or merge with or into other companies, subject to certain qualifications and exceptions set forth in the Indenture.

For a more detailed description of the Notes and the Indenture, see “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below, which is incorporated herein by reference.

(b)	Registration Rights Agreement

On December 20, 2012, in connection with the issuance of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of December 20, 2012 (the “Registration Rights Agreement”), with the initial purchasers in the offering of the Notes, pursuant to which the Company and the Guarantors agreed (i) to file a registration statement on Form S-4 providing for a registered exchange offer (the “Exchange Offer Registration Statement”) not later than 90 days after the issue date of the Notes enabling holders to exchange the Notes for publicly registered notes with substantially identical terms as the Notes (the “Exchange Notes”), (ii) to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) on or prior to 180 days after the issue date of the Notes and (iii) to use commercially reasonable efforts to cause the Exchange Notes to be completed no later than 40 days after the date on which the Exchange Offer Registration Statement is declared effective.

In addition, the Company and the Guarantors agreed, in certain circumstances, (i) to use commercially reasonable efforts to file a shelf registration statement (the “Shelf Registration Statement”) on or prior to 30 days after the date such obligation arises that would allow some or all of the Notes to be resold to the public and (ii) to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to 180 days after the date the obligation to file the Shelf Registration Statement arises and remain effective for two years following the issue date of the Notes (or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement).

The Company will pay additional interest with respect to the Notes in the event (i) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Deadline”), (iii) the Company and the Guarantors fail to complete the exchange offer subject to the Exchange Offer Registration Statement within 40 business days of the Effectiveness Deadline with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each of the events described in clauses (i) - (iv), a “Registration Default”).

Upon the occurrence of a Registration Default, the Company will pay additional interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period during which the Registration Default continues, up to a maximum aggregate amount of additional interest of 1.0% per annum. If the Company cures the Registration Default, the accrual of additional interest will cease.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes, which are senior unsecured general obligations of the Company and rank pari passu with borrowings drawn on the Company’s $650 million five-year unsecured revolving credit facility (the “Revolving Credit Facility”), bear interest at the rate of 4.100% per annum and will mature on December 15, 2022. Interest will be paid on the Notes semi-annually on June 15 and December 15 of each year, commencing June 15, 2013, to the persons in whose names the Notes are registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. The Notes were issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are jointly and severally, and fully and unconditionally, guaranteed on a senior unsecured basis by all of the Company’s existing and future domestic subsidiaries that guarantee the Company’s and its subsidiaries’ obligations under the Revolving Credit Facility or any of the Company’s other indebtedness. The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s and its subsidiaries’ existing and future senior unsecured indebtedness, including, but not limited to, borrowings under the Revolving Credit Facility, and are senior in right of payment with any future subordinated indebtedness. The Notes are and will be effectively subordinated to the Company’s existing and any future secured indebtedness, respectively, to the extent of the value of the collateral securing such indebtedness. The guarantees will rank equally in right of payment with all of the guarantors’ existing and future senior unsecured indebtedness and senior in right of payment to any of the guarantors’ future subordinated indebtedness. The guarantees will be effectively subordinated to any future secured indebtedness of the guarantors to the extent of the value of the collateral securing such indebtedness. In addition, the notes and the guarantees will be structurally subordinated to all liabilities of the Company’s non-guarantor subsidiaries.

The Company may, at its option, redeem all or part of the Notes at any time prior to December 15, 2022 at a redemption price equal to 100% of the principal amount of the notes, plus the premium described in the Indenture, plus accrued and unpaid interest and additional interest, if any, on the Notes to, but not including, the date fixed for redemption of the Notes (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

Upon experiencing a change of control (as defined in the Indenture), the Company will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries and may be declared immediately due and payable by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure for 30 days to pay interest (including additional interest, if any) when due on the Notes; (ii) failure to pay when due the principal or premium, if any, on the Notes; (iii) failure for 30 days after notice to the Company or any of its subsidiaries by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes to comply with the provisions in the Indenture requiring the repurchase the notes upon a change of control; (iv) failure to comply with the covenant in the Indenture prohibiting the sale of all or substantially all of the Company’s assets or its consolidation or merger with or into other companies; (v) failure for 60 days after notice to the Company or any of its subsidiaries by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes to comply with the other agreements in the Indenture; (vi) an event of default on any indebtedness of the Company or its subsidiaries of $25.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity; (vii) failure by the Company or any of its subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after all rights to appeal such judgment have expired; and (viii) the holding of any guarantee in any judicial proceeding to be unenforceable or invalid, the ceasing for any reason of such guarantee to be in full force and effect, or the denial or disaffirmance by any guarantor or any person acting on behalf of a guarantor of the guarantor’s obligations under its guarantee of the Notes.

The Company used the proceeds of the offering to repay a portion of its borrowings under the Revolving Credit Facility.

This summary of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Indenture and form of Note, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of December 20, 2012, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of Note (included as Exhibit A in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of December 20, 2012, among the Company, the Guarantors and J.P. Morgan Securities LLC and the other several initial purchasers of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMARKET CORPORATION

Date: December 21, 2012	By:	/s/ M. Rudolph West
M. Rudolph West
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of December 20, 2012, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of Note (included as Exhibit A in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of December 20, 2012, among the Company, the Guarantors and J.P. Morgan Securities LLC and the other several initial purchasers of the Notes.